UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

SunTrust Banks, Inc. (the “Registrant”, “SunTrust”, or the “Company”) is scheduled to make a presentation at the Lehman Brothers Financial Services Conference in New York on Wednesday, September 10, 2008 at approximately 9:45 AM Eastern Time. Mark A. Chancy, Corporate Executive Vice President and Chief Financial Officer, will make SunTrust’s presentation. A copy of the slide package to be used by the Registrant at this conference is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Such slide package will also be available on the Registrant’s web site at www.suntrust.com. Information contained on the Registrant’s website expressly is not incorporated by reference into this Current Report on Form 8-K.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K. All information in the slide package speaks as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.

Item 8.01	Other.

In addition to the slide presentation referenced above and furnished as an exhibit to this report, SunTrust is expected to comment on the following items during its presentation at the Lehman Brothers Financial Services Conference in New York on Wednesday, September 10, 2008:

Third Quarter Events

As previously disclosed, a tax benefit of $69 million will be reflected in the Company’s tax provision during the third quarter related to the charitable contribution of 3.6 million shares of common stock of The Coca-Cola Company.

On September 2, 2008, SunTrust sold its fuel card business, TransPlatinum, and a gain on sale will be recorded in the third quarter.

SunTrust is engaged in discussions with regulators concerning the underwriting and sale of certain auction rate securities (“ARS”) by SunTrust. If a settlement of these inquiries is reached, it may involve SunTrust repurchasing some ARS from certain customers. Based on the scope of the settlements that other financial institutions have reached with regulators and which are available in published reports, SunTrust has approximately $500 million par amount of ARS presently held by similar SunTrust investors. Depending on the actual settlement that SunTrust may agree to, this amount is subject to change. If SunTrust were to repurchase these securities, then market valuation losses would be incurred by SunTrust. SunTrust expects to reserve for amounts related to resolving these matters in the third quarter.

While any negative impact of ARS related charges in the quarter is not known with certainty at this time, management believes the positive impact on earnings from the TransPlatinum gain on sale and the tax benefit of the charitable contribution will offset the negative impact from ARS such that no material impact on third quarter results is expected.

Market Valuation

During July and August, securities markets and valuations have remained volatile. A moderate decline in the values of the portfolio of higher risk trading assets has occurred during the quarter. However, credit spreads on SunTrust issued debt carried at fair value have widened during the quarter as compared to the tightening experienced during the second quarter. Quarter-to-date, the declining value of the trading securities has been more than offset by the increasing value of our debt such that a net gain has been recorded through August. Additionally, the higher risk trading asset position has been significantly reduced from $768 million at June 30 to approximately $420 million quarter-to-date. The Company expects market valuations to remain volatile during September and therefore the results through August could change materially during the final month of the quarter.

Capital and Dividends

As mentioned during the second quarter earnings call, the Company’s capital levels are believed to be sufficient based on our current view of the credit environment. However, the future is uncertain and the capital markets will be monitored for an opportunity to issue non-dilutive capital enhancing securities. Capacity to issue trust preferred securities and other Tier 1 eligible securities that are restricted core capital elements without reaching regulatory limits exceeds $500 million and, while not believed to be necessary at the present time, management believes raising additional capital in the current environment is prudent.

SunTrust currently has no plans to alter its dividend policy. The Company recognizes that the dividend represents an additional lever to build capital should circumstances change.

Credit Quality

Third quarter charge-offs are still expected to increase by 15%-20% over second quarter charge-offs. Observing credit trends during July and August, it is more likely that growth in charge-offs will approximate the high end of that range.

As for the fourth quarter, expectations continue to be that charge-offs will not be dramatically higher or lower than the third quarter. Additionally, the level of loan loss reserves is expected to increase, but at modest levels.

Important Cautionary Statement

The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2007 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The foregoing information may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations and the effect of any ARS settlements, changes in third quarter charge-offs and changes in third quarter credit spreads, are forward-looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. The forward looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements speak as of the date hereof, and SunTrust does not intend to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2007 Annual Report on Form 10-K, in the Company’s Quarterly Reports on Form 10-Q, and in the Current Reports on Form 8-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: (1) weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; (2) weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; (3) as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations (4) changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity; (5) the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; (6) we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; (7) clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; (8) consumers may decide not to use banks to complete their financial transactions, which could affect net income; (9) we have businesses other than banking, which subjects us to a variety of risks; (10) hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; (11) negative public opinion could damage our reputation and adversely impact our business; (12) we rely on other companies for key components of our business infrastructure; (13) we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; (14) we depend on the accuracy and completeness of information about clients and counterparties; (15) regulation by federal and state agencies could adversely affect our business, revenues, and profit margins; (16) competition in the financial services industry is intense and could result in losing business or reducing profit margins; (17) future legislation could harm our competitive position; (18) maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; (19) our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends; (20) significant legal actions could subject us to substantial uninsured liabilities; (21) recently declining values of residential real estate may increase our credit losses, which would negatively affect our financial results; (22) deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; (23) disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; (24) we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; (25) we depend on the expertise of key personnel without whom our operations may suffer; (26) we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; (27) our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain; (28) changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; (29) our stock price can be volatile; (30) our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud; (31) our financial instruments carried at fair value expose the Company to certain market risks; (32) our revenues derived from our investment securities may be volatile and subject to a variety of risks; (33) we may enter into transactions with off-balance sheet entities affiliated with SunTrust or its subsidiaries which may cause us to recognize current or future losses and (34) we are subject to market risk associated with our asset management and commercial paper conduit businesses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Slide package to be presented on September 10, 2008 (furnished with the Commission as a part of this Current Report on Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: September 8, 2008.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Associate General Counsel and Group Vice President